Exhibit 4.10

EXECUTION VERSION

CO-LENDER AGREEMENT

Dated as of April 14, 2025

by and among

GOLDMAN SACHS BANK USA

(Initial Note A-1-S1 Holder, Initial Note A-1-C1 Holder, Initial Note A-1-C2 Holder and Initial
Note B-1 Holder),

BANK OF AMERICA, NATIONAL ASSOCIATION

(Initial Note A-2-S1 Holder, Initial Note A-2-C1 Holder, Initial Note A-2-C2 Holder and Initial
Note B-2 Holder)

and

BANK OF MONTREAL

(Initial Note A-3-S1 Holder, Initial Note A-3-C1 Holder, Initial Note A-3-C2 Holder and Initial
Note B-3 Holder)

1535 Broadway

TABLE OF CONTENTS

-i-

THIS CO-LENDER AGREEMENT (this “Agreement”), dated as of April 14, 2025 by and among GOLDMAN SACHS BANK USA (“GS Bank” and in its capacity as the initial holder of Note A-1-S1, Note A-1-C1, Note A-1-C2 and Note B-1, the “Initial GS Bank Note Holder” and in its capacity as the initial agent, the “Initial Agent”), BANK OF AMERICA, NATIONAL ASSOCIATION (“BANA” and in its capacity as the initial holder of Note A-2-S1, Note A-2-C1, Note A-2-C2 and Note B-2, the “Initial BANA Note Holder”) and BANK OF MONTREAL (“BMO” and in its capacity as the initial holder of Note A-3-S1, Note A-3-C1, Note A-3-C2 and Note B-3, the “Initial BMO Note Holder”, and collectively with the Initial GS Bank Note Holder and the Initial BANA Note Holder, the “Initial Note Holders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), GS Bank, BANA and BMO originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrower described on the Mortgage Loan Schedule (together with its successors and permitted assigns, the “Mortgage Loan Borrower”), evidenced, inter alia, by twelve promissory notes in the aggregate original principal amount of $450,000,000 (the “Notes”) and having the designations, principal balances and Holder as set forth in the chart below, made by the Mortgage Loan Borrower in favor of the Initial Note Holders; and secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”), on certain real property located as described in the Mortgage Loan Agreement (collectively, the “Mortgaged Property”). Each Note shall be referred to herein by its “Note Designation” as set forth in the chart below:

Note Designation	Holder	Original Principal Balance
Note A-1-S1	GS Bank	$50,840,000
Note A-2-S1	BANA	$38,130,000
Note A-3-S1	BMO	$38,130,000
Note B-1	GS Bank	$69,160,000
Note B-2	BANA	$51,870,000
Note B-3	BMO	$51,870,000
Note A-1-C1	GS Bank	$40,000,000
Note A-1-C2	GS Bank	$20,000,000
Note A-2-C1	BANA	$25,000,000
Note A-2-C2	BANA	$20,000,000
Note A-3-C1	BMO	$30,000,000
Note A-3-C2	BMO	$15,000,000

WHEREAS, each Note was deemed to have been subdivided into note components (each, a “Note Component”) as follows: (i) each A Note was divided into “Component A” and (ii) each B Note was divided into “Component B”, “Component C” and “Component HRR”, and the Component Rate of each Note Component was set, pursuant to the componentization notice to the Mortgage Loan Borrower, dated as of April 14, 2025 (as may be amended from time to time, the “Componentization Notice”);

WHEREAS, each Initial Note Holder desires to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold the Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions; Conflicts. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms, or analogous terms, in the Lead Securitization Servicing Agreement. To the extent of any conflict between this Agreement and the Lead Securitization Servicing Agreement, the terms of this Agreement shall control. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise. Whenever a term is defined as having the meaning set forth in the Lead Securitization Servicing Agreement or substantially similar language, it shall be deemed to refer to the definition of such term (or if no such definition exists, the definition of any term substantially similar thereto) as is set forth in the Lead Securitization Servicing Agreement.

“A Note(s)” shall mean each of the Notes having a designation starting with “A”, individually or collectively as the context requires.

“Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and after the Securitization Date shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is located at Goldman Sachs Bank USA, 200 West Street, New York, New York 10282, Attention: Scott Epperson, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Note Holders.

“Agreement” shall mean this Co-Lender Agreement, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Asset Review” shall mean any review of representations and warranties conducted by a Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“B Notes(s)” shall mean each of the Notes having a designation starting with “B”, individually or collectively as the context requires.

“B Note Holders” shall mean collectively, the Initial Note Holders of the B Notes or any subsequent holder(s) of the B Notes.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Borrower Related Party” shall have the meaning assigned to such term (or an analogous term) in the Lead Securitization Servicing Agreement.

“CDO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender”.

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Certificate Administrator” shall mean Computershare Trust Company, National Association. or its successor in interest, or any successor Certificate Administrator appointed as provided in the Lead Securitization Servicing Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Component A” shall have the meaning assigned to such term in the preamble to this Agreement.

“Component B” shall have the meaning assigned to such term in the preamble to this Agreement.

“Component C” shall have the meaning assigned to such term in the preamble to this Agreement.

“Component HRR” shall have the meaning assigned to such term in the preamble to this Agreement.

“Component Rate” shall have the meaning assigned to such term in the Componentization Notice.

“Componentization Notice” shall have the meaning assigned to such term in the preamble to this Agreement.

“Component Reverse Sequential Order” shall mean (i) with respect to each A Note, to the reduction of the principal balance of Note Component A, until the principal balance of such Note Component is reduced to zero, and (ii) with respect to each B Note, (a) first, to the reduction of the principal balance of Note Component HRR, until the principal balance of such Note Component is reduced to zero; (b) second, to the reduction of the principal balance of Note Component C, until the principal balance of such Note Component is reduced to zero; and (c)

third, to the reduction of the principal balance of Note Component B, until the principal balance of such Note Component is reduced to zero.

“Component Sequential Order” shall mean (i) with respect to each A Note, to the reduction of the principal balance of Note Component A, until the principal balance of such Note Component is reduced to zero, and (ii) with respect to each B Note, (a) first, to the reduction of the principal balance of Note Component B, until the principal balance of such Note Component is reduced to zero; (b) second, to the reduction of the principal balance of Note Component C, until the principal balance of such Note Component is reduced to zero; and (c) third, to the reduction of the principal balance of Note Component HRR, until the principal balance of such Note Component is reduced to zero.

“Conduit” shall have the meaning assigned to such term in Section 14(d).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 14(d).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 14(d).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controls” have meanings correlative thereto).

“Controlling Note Holder” shall mean the Note A-1-S1 Holder; provided that at any time Note A-1-S1 is included in a Securitization, references to the “Controlling Note Holder” herein shall mean the holders of the majority of the class of securities issued in such Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder” hereunder or under the related Securitization Servicing Agreement, as and to the extent provided in the related Securitization Servicing Agreement; provided, further, that if at any time 50% or more of Note A-1-S1 (or class of securities issued in such Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) is held by a Borrower Related Party, then no person shall be entitled to exercise the rights of the Controlling Note Holder. If Note A-1-S1 is included in a Securitization, the related Servicing Agreement may contain additional limitations on the rights of the designated party entitled to exercise the rights of the “Controlling Note Holder” hereunder if such designated party is the Mortgage Loan Borrower or if it has certain relationships with the Mortgage Loan Borrower.

“Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(a).

“Depositor” shall mean GS Mortgage Securities Corporation II.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Agreement.

“Excluded Amounts” shall mean:

(1)               proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions;

(2)               amounts required to be deposited in reserve or escrow pursuant to the Mortgage Loan Documents;

(3)               Default Interest and late payment charges, which shall be applied pursuant to the Lead Securitization Servicing Agreement; and

(4)               Penalty Charges and amounts that are then due, payable or reimbursable pursuant to the Lead Securitization Servicing Agreement to the parties to the Lead Securitization Servicing Agreement (including, without limitation, Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, reimbursement of costs and expenses, reimbursement of Property Protection Advances and interest thereon as set forth in the Lead Securitization Servicing Agreement);

provided, however, that Excluded Amounts shall not include (A) any amounts received in respect of any P&I Advances (and interest thereon), (B) the portion of the Servicing Fee due to the Master Servicer under the Lead Securitization Servicing Agreement in respect of each Lead Securitization Note that is calculated at the Master Servicing Fee Rate,  and (C) any Trustee Fees, Certificate Administrator Fees or Operating Advisor Fees.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“GS Bank” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note Holder(s)” shall mean the Initial GS Bank Note Holder, the Initial BANA Note Holder and the Initial BMO Note Holder, individually or collectively as the context may require.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Interest Rate” shall mean with respect to any Note, the Interest Rate (as defined in the Mortgage Loan Documents) payable on such Note.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“KBRA” shall mean Kroll Bond Rating Agency, LLC and its successors in interest.

“Lead Securitization” shall mean the Securitization of the Lead Securitization Note and any other Notes included therein in a Securitization Trust to be designated by the initial Lead Securitization Note Holder.

“Lead Securitization Note” shall mean Note A-1-S1 and any other Notes included in the Lead Securitization Trust.

“Lead Securitization Note Holder” shall mean the Holder of the Lead Securitization Note.

“Lead Securitization Servicing Agreement” shall mean the trust and servicing agreement to be entered into in connection with the Securitization of the Lead Securitization Note and issuance of the BWAY Trust 2025-1535, Commercial Mortgage Pass-Through Certificates, Series 2025-1535, by and among (a) the Trustee, (b) the Master Servicer, (c) the Special Servicer, (d) the Depositor, (e) the Certificate Administrator and (f) the Operating Advisor. The Accepted Servicing Practices in the Lead Securitization Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Note Holder and that the B Notes are subordinate to the A Notes.

“Lead Securitization Subordinate Class Representative” shall have the meaning assigned to the term “Controlling Class Representative” or any analogous term in the Lead Securitization Servicing Agreement.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Major Decisions” shall have the meaning given to such term or any one or more analogous terms in the Lead Securitization Servicing Agreement; provided that at any time that the Lead Securitization Note is not included in the Lead Securitization “Major Decision” shall mean:

(i)                               any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of the Foreclosed Property) of the ownership of the Property securing the Whole Loan as comes into and continues in default or any exercise of remedies against the Mortgage Loan Borrower or any of its affiliates following a Mortgage Loan Event of Default;

(ii)                            any modification, consent to a modification or waiver of any monetary term (other than late fees, penalty charges and default interest, but including, without limitation, the timing of payments and acceptance of discounted payoffs) or any material non-monetary term of the Whole Loan or any extension of the Maturity Date of the Whole Loan;

(iii)                         any sale of the Trust Loan if it becomes a defaulted mortgage loan or sale of the Foreclosed Property for less than the applicable Repurchase Price;

(iv)                        any determination to bring the Property or any Foreclosed Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the Property or any Foreclosed Property;

(v)                           any release of collateral (excluding letters of credit) or any acceptance of substitute or additional collateral for the Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the Whole Loan and for which there is no material Mortgage Loan Lender discretion;

(vi)                        any waiver or consent to a waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Whole Loan or, if Mortgage Loan Lender consent is required, any consent to such a waiver, other than (i) any waiver as may be effected without the consent of the mortgage lender under the Mortgage Loan Agreement, (ii) any waiver related to an immaterial easement, right of way or similar agreement, (iii) if such clause is not exercisable under applicable law or (iv) if such exercise is reasonably likely to result in successful legal action by the Mortgage Loan Borrower;

(vii)                     any consent to a transfer of the Property or any portion of the Property, or any transfer of any direct or indirect ownership interest in the Mortgage Loan Borrower to the extent the Mortgage Loan Lender’s consent is required under the Mortgage Loan Documents, except in each case as expressly permitted by the Mortgage Loan Documents and for which there is no material Mortgage Loan Lender discretion or in connection with a pending or threatened condemnation (or related to an immaterial easement, right of way or similar agreement);

(viii)                  any consent to the incurrence of additional debt by the Mortgage Loan Borrower or mezzanine debt by a direct or indirect parent of the Mortgage Loan Borrower (including, for the avoidance of doubt, any mezzanine loan) including any approval of the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement, in each case to the extent the Mortgage Loan Lender’s approval is required by the Mortgage Loan Documents;

(ix)                          any determination of an Acceptable Insurance Default;

(x)                             any property manager changes or modifications, waivers or amendments to any management agreement (in each case, for which the Mortgage Loan Lender is required to consent or approve under the Mortgage Loan Documents);

(xi)                          releases of (i) any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves or (ii) any other letters of credit held as additional collateral for the Whole Loan (including those provided to terminate a Cash Sweep Period), in each case, other than those releases required pursuant to the specific terms of the Whole Loan and for which there is no material Mortgage Loan Lender discretion;

(xii)                       any acceptance of an assumption agreement or any other agreement permitting transfers of interests in the Mortgage Loan Borrower or the Guarantor releasing the Mortgage Loan Borrower or the Guarantor from liability under the Whole Loan other than pursuant to the specific terms of the Whole Loan and for which there is no material Mortgage Loan Lender discretion;

(xiii)                    following a default or a Mortgage Loan Event of Default, any acceleration of the Whole Loan or initiation of judicial, bankruptcy or similar proceedings under the Mortgage Loan Documents or with respect to the Mortgage Loan Borrower or the Property;

(xiv)                   any proposed modification or waiver of any material provision in the Mortgage Loan Documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the Mortgage Loan Borrower;

(xv)                      any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Property;

(xvi)                   the determination of the Servicer pursuant to clause (vii) or clause (viii) of the definition of “Special Servicing Loan Event”;

(xvii)                the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower;

(xviii)             the execution, termination or renewal of any lease, to the extent Mortgage Loan Lender approval is required under the Mortgage Loan Documents and to the extent such lease constitutes a “Major Lease” as defined in the Mortgage Loan Documents, including entering into any subordination, non-disturbance and attornment agreement;

(xix)                     any adoption or implementation of the annual budget for which Mortgage Loan Lender consent is required under the Mortgage Loan Documents;

(xx)                        any changes or modifications, waivers, or amendments to any tax incentive documents (in each case, for which the mortgage lender is required to consent or approve under the Mortgage Loan Documents); and

(xxi)                     the exercise of the rights and powers granted under any mezzanine intercreditor agreement to the “senior mezzanine lender” or such other similar term as may be set forth therein and/or the “servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights or security interest with respect to the “senior mezzanine lender” or such other similar term.

“Master Servicer” shall mean Midland Loan Services, a Division of PNC Bank, National Association, or its successor in interest, or any successor Master Servicer appointed as provided in the Lead Securitization Servicing Agreement.

“Master Servicing Fee Rate” shall have the meaning given thereto in the Lead Securitization Servicing Agreement (or other analogous term under the Lead Securitization Servicing Agreement).

“Monthly Payment Date” shall mean the Payment Date (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar DBRS” shall mean DBRS, Inc. and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of April 14, 2025, between the Mortgage Loan Borrower, as Borrower, Goldman Sachs Bank USA, Bank of America, National Association and Bank of Montreal, collectively, as Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 13.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Net Note A Rate” shall mean the Note A Rate minus the Servicing Fee Rate.

“Net Note B Rate” shall mean the Note B Rate minus the Servicing Fee Rate.

“Nonrecoverable Property Protection Advance” shall mean a Nonrecoverable Advance as defined in the Lead Securitization Servicing Agreement that is a Property Protection Advance.

“Non-Controlling Note” shall mean each Note other than the Note A-1-S1.

“Non-Controlling Note Holder” shall mean each Note Holder other than the Controlling Note Holder; provided that with respect to each Non-Controlling Note, at any time such Non-Controlling Note is included in a Securitization other than the Lead Securitization, references to the “Non-Controlling Note Holder” herein shall mean the Non-Lead Securitization Subordinate Class Representative under the related Non-Lead Securitization Servicing Agreement, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) has been given written notice; provided, further, that if at any time 50% or more of any Non-Controlling Note (or class of securities issued in such Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Non-Controlling Note Holder”) is held by a Borrower Related Party, then no person shall be entitled to exercise any rights of the Non-Controlling Note Holder. If any Non-Controlling Note is included in a Securitization, the related Servicing Agreement may contain additional limitations on the rights of the designated party entitled to exercise the rights of the “Controlling Note Holder” hereunder if such designated party is the Mortgage Loan Borrower or if it has certain relationships with the Mortgage Loan Borrower. The Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party exercising the rights of a “Non-Controlling Note Holder” herein or under the Lead Securitization Servicing Agreement and, (x) to the extent that the related Non-Lead Securitization Servicing Agreement assigns such rights to more than one party or (y) to the extent a Non-Controlling Note is split into two or more New Notes pursuant to Section 31, for purposes of this Agreement, the Non-Lead Securitization Servicing Agreement or the holders of such New Notes shall designate one party to deal with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer acting on its behalf); provided that, in the absence of such designation and notice, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Non-Controlling Note Holder with respect to such Non-Controlling Note for all purposes of this Agreement. As of the date hereof and until further notice from the Non-Lead Securitization Note Holder (or the Non-Lead Master Servicer or another party acting on its behalf), the Note Holder of each Non-Controlling Note (other than any Non-Controlling Note securitized in the Lead Securitization) is the Non-Controlling Note Holder with respect to such Note.

Prior to Securitization of any Non-Lead Securitization Note (including any New Notes), all notices, reports, information or other deliverables required to be delivered to each Non-Lead Securitization Note Holder or Non-Controlling Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to each Non-Controlling Note Holder Representative and, when so delivered to each Non-Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement. Following Securitization of any Non-Lead Securitization Notes, all notices, reports, information or other deliverables required to be delivered to such Non-Lead Securitization Note Holder or Non-Controlling Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Securitization Servicing Agreement) and, when so delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement.

“Non-Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(c).

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under a Non-Lead Securitization Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall have the meaning assigned to such term in Section 2(b).

“Non-Lead Securitization” shall mean any Securitization of a Note in a Securitization Trust other than the Lead Securitization.

“Non-Lead Securitization Date” shall mean the closing date of any Non-Lead Securitization.

“Non-Lead Securitization Note” shall mean any Note other than the Lead Securitization Note.

“Non-Lead Securitization Note Holder” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall have the meaning assigned to such term in Section 2(b).

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in a Non-Lead Securitization designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of a “controlling note holder” is held by (or their duly appointed representative is) a Borrower Related Party, then no person shall be entitled to exercise the rights of the related Non-Lead Securitization Subordinate Class Representative.

“Non-Lead Securitization Trust” shall mean each Securitization Trust into which any Non-Lead Securitization Note is deposited.

“Non-Lead Special Servicer” shall have the meaning assigned to such term in Section 2(b).

“Non-Lead Trustee” shall have the meaning assigned to such term in Section 2(b).

“Note” shall mean each Note with the designation and original principal amount set forth below, each dated as of April 14, 2025, made by the Mortgage Loan Borrower in favor of the applicable Initial Note Holder set forth in the chart below.

Note	Initial Note Holder	Original Principal Balance
Note A-1-S1	GS Bank	$50,840,000
Note A-2-S1	BANA	$38,130,000
Note A-3-S1	BMO	$38,130,000
Note B-1	GS Bank	$69,160,000
Note B-2	BANA	$51,870,000
Note B-3	BMO	$51,870,000
Note A-1-C1	GS Bank	$40,000,000
Note A-1-C2	GS Bank	$20,000,000
Note A-2-C1	BANA	$25,000,000
Note A-2-C2	BANA	$20,000,000
Note A-3-C1	BMO	$30,000,000
Note A-3-C2	BMO	$15,000,000

“Note A Rate” shall mean, with respect to each A Note, the rate set forth in the Mortgage Loan Agreement.

“Note B” shall mean each of Note B-1, Note B-2 and Note B-3.

“Note B Rate” shall mean, with respect to each B Note, the rate set forth in the Mortgage Loan Agreement.

“Note Component” shall have the meaning assigned to such term in the preamble to this Agreement.

“Note Holder” shall mean with regards to any Note, the Initial Note Holder or any subsequent holder of such Note, as applicable.

“Note Holders” shall mean collectively, the Initial Note Holders or any subsequent holder of the Notes.

“Note Pledgee” shall have the meaning assigned to such term in Section 14(c).

“Note Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the principal balance for the related Note, as set forth in the Mortgage Loan Agreement, less any payments of principal thereon (or any New Notes issued in substitution thereof) received by the related Note Holder (or any holders of New Notes in substitution thereof) or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note Register” shall have the meaning assigned to such term in Section 15.

“Operating Advisor” shall mean Pentalpha Surveillance LLC or its successor in interest, or any successor Operating Advisor appointed as provided in the Lead Securitization Servicing Agreement.

“P&I Advance” shall mean an advance made by (a) a party to the Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Lead Securitization Note or (b) a party to a Non-Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the related Non-Lead Securitization Note. For the avoidance of doubt, P&I Advances in respect of the Lead Securitization Note are subject to reimbursement (with respect to both the related A Notes and B Notes) on a pro rata and pari passu basis with any P&I Advances as to any Non-Lead Securitization Note.

“Penalty Charges” shall mean any amounts collected from the Mortgage Loan Borrower or with respect to the Mortgage Loan or the Mortgaged Property that represent default charges, penalty charges, late fees and/or default interest, but excluding any yield maintenance charge or prepayment premium.

“Percentage Interest” shall mean, with respect to each Note Holder, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of the Note held by such Note Holder and the denominator of which is the sum of the Note Principal Balance of all the Notes.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with total assets of at least $3,000,000,000 and committed capital of at least $1,500,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Pledge” shall have the meaning assigned to such term in Section 14(c).

“Pro Rata and Pari Passu Basis” shall mean with respect to the A Notes and such Note Holders or the B Notes and such Note Holders, as applicable, the allocation of any particular payment, collection, cost, expense, liability or other amount among such Notes or such Note Holders, as the case may be, without any priority of any such A Note or B Note, as applicable, or any such Note Holder over another such A Note or B Note, as applicable, or Note Holder, as the case may be, and in any event such that each A Note or B Note, as applicable, or Note Holder, as the case may be, is allocated its respective pro rata portion of such particular payment, collection, cost, expense, liability or other amount.

“Property Protection Advance” shall have the meaning assigned to the term “Property Protection Advances” in the Lead Securitization Servicing Agreement (or other analogous term under the Lead Securitization Servicing Agreement).

“Qualified Institutional Lender” shall mean each of the Initial Note Holders and any other U.S. Person that is:

(a)               an entity Controlled (as defined below) by, under common Control with or that Controls any of the Initial Note Holders, or

(b)               the trustee on behalf of the trust certificates issued pursuant to a master trust agreement involving a CDO comprised of, or other securitization vehicle involving, assets deposited or transferred by a Note Holder and/or one or more Affiliates (whether with assets from others or not), provided that the securities issued in connection with such CDO or other securitization vehicle are rated initially at least investment grade by each of the Rating Agencies, that assigned a rating to one or more classes of securities issued in connection with the Lead Securitization, or

(c)               one or more of the following:

(i)                               a real estate investment bank, an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)                            an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)                         a Qualified Trustee in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with a Securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of such Note or any interest therein to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)                        an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $200,000,000, in which (A) any Initial Note Holder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders, or

(v)                           an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (c)(i), (ii), (iii), (iv)(B) or (v) of this definition, (x) such entity has at least $250,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)               any entity Controlled by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean Morningstar DBRS, Fitch, KBRA, Moody’s and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Note Holder to rate the securities issued in connection with the Securitization of the related Note; provided, however, that, at any time during which the Mortgage Loan is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged from time to time to rate the securities issued in connection with the Securitizations of the Notes.

“Rating Agency Confirmation” shall mean prior to a Securitization with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter and after a Securitization, the meaning given thereto or any analogous term in the Lead Securitization Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable, including any deemed Rating Agency Confirmation.

“Recovered Costs” shall mean Liquidation Fees, Workout Fees, Special Servicing Fees or interest on Advances or similar amounts previously paid by the Master Servicer from the Collection Account to the extent reimbursed by or on behalf of the Mortgage Loan Borrower pursuant to the Mortgage Loan Documents.

“Redirection Notice” shall have the meaning assigned to such term in Section 14(c).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“REMIC” shall have the meaning assigned to such term in Section 5(e).

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of at least “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, (a) such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization currently rated by Moody’s that currently has securities outstanding, and (b) Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (v) in the case of Morningstar DBRS that has a current ranking from Morningstar DBRS of at least “MOR CS3”. The requirement of any rating agency that is not a Rating Agency shall be disregarded.

“Reverse Sequential Order” shall mean (a) first, to the reduction of the Note Principal Balance of each B Note, on a Pro Rata and Pari Passu Basis, until the Note Principal Balance of each such Note is reduced to zero; and (b) second, to the reduction of the Note Principal Balance of each of A Note, on a Pro Rata and Pari Passu Basis, until the Note Principal Balance of each such Note is reduced to zero.

“S&P” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and its successors in interest.

“Securitization” shall mean one or more sales by a Note Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the first Note or portion thereof is consummated.

“Securitization Servicing Agreement” shall mean the Lead Securitization Servicing Agreement or the related Non-Lead Securitization Servicing Agreement, as applicable, together with any amendment, restatement, supplement, replacement or modification thereto entered into in accordance with the terms hereof or thereof.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Notes are held.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Sequential Order” shall mean (a) first, to the reduction of the Note Principal Balance of each of A Note, on a Pro Rata and Pari Passu Basis, until the Note Principal Balance of each such Note is reduced to zero; and (b) second, to the reduction of the Note Principal Balance of each B Note, until the Note Principal Balance of each such Note is reduced to zero.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Special Servicer” shall mean Rialto Capital Advisors, LLC, or its successor in interest, or any successor Special Servicer appointed as provided in the Lead Securitization Servicing Agreement and this Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall have the meaning assigned to such term in Section 14.

“Trustee” shall mean Computershare Trust Company, National Association or its successor in interest, or any successor Trustee appointed as provided in the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

Section 2.                Servicing of the Mortgage Loan. (a) Each Note Holder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced from and after the Securitization Date pursuant to the Lead Securitization Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of any Note other than the Notes held by the Lead Securitization Trust, to the extent provided in the Lead Securitization Servicing Agreement if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Lead Securitization Servicing Agreement including any provisions governing the determination of non-recoverability. Each Note Holder acknowledges that any other Note Holder may elect, in its sole discretion, to include its Note in a Securitization and agrees that it will, subject to Section 26, reasonably cooperate with such other Note Holder, at such other Note Holder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, Certificate Administrator, the Trustee and the Operating Advisor under the Lead Securitization Servicing Agreement by the Depositor and the appointment of the initial Special Servicer by the Controlling Note Holder as may be replaced pursuant to the terms of the Lead Securitization Servicing Agreement and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Lead Securitization Servicing Agreement. Each Note Holder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Securitization Servicing Agreement (subject at all times to the rights of the Note Holder set forth herein and in the Lead Securitization Servicing Agreement). In no event shall the Lead Securitization Servicing Agreement require the Servicer to enforce the rights of any Note Holder against any other Note Holder or limit the Servicer in enforcing the rights of one Note Holder against any other Note Holder; however, this statement shall not be construed to otherwise limit the rights of one Note Holder with respect to any other Note Holder. Each Servicer shall be required pursuant to the Lead Securitization Servicing Agreement to service the Mortgage Loan in accordance with the Accepted Servicing Practices, the terms of the Mortgage Loan Documents, the Lead Securitization Servicing Agreement and applicable law, shall provide information to each Non-Lead Master Servicer and Non-Lead Special Servicer under each Non-Lead Securitization Servicing Agreement to enable each such Non-Lead Master Servicer and Non-Lead Special Servicer to perform its servicing duties under the related Non-Lead Securitization Servicing Agreement and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

At any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by the Note Holders, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Securitization Servicing Agreement (including, without limitation, all applicable provisions relating to delivery of information and reports necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Securities Exchange Act of 1934, as amended) and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that if a Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency; provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan, by the Servicer in the Lead Securitization or by any Person appointed by the Lead Securitization Note Holder that is a qualified servicer meeting the requirements of the Lead Securitization Servicing Agreement that is being replaced (provided however the Master Servicer shall have no obligation to make any P&I Advance or Administrative Advance (as defined in the Lead Securitization Servicing Agreement and provided that the Master Servicer's right to reimbursement for P&I Advances and Administrative Advances and advance interest thereon shall remain in effect)).

(b)               The Master Servicer shall be the master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Property Protection Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Note, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for a Property Protection Advance, first from funds on deposit in the Collection Account for the Mortgage Loan that (in any case) represent amounts received on or in respect of the Mortgage Loan, and then, in the case of Nonrecoverable Property Protection Advances, if such funds on deposit in the Collection Account are insufficient, from general collections of each Non-Lead Securitization as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for interest on Advances on a Property Protection Advance or Nonrecoverable Property Protection Advance, in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including in the case of Property Protection Advances, from general collections of each Non-Lead Securitization as provided below. Each Non-Lead Securitization Note Holder (including from general collections or any other amounts from any Non-Lead Securitization Trust) shall, promptly following notice from the Master Servicer, reimburse the Lead Securitization’s allocable share, to be determined in Reverse Sequential Order, of such Nonrecoverable Property Protection Advance or interest on an Advance.

In addition, each Non-Lead Securitization Note Holder (including, but not limited to, any Non-Lead Securitization Trust) shall, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for such Non-Lead Securitization Note Holder’s allocable share, to be determined in Reverse Sequential Order, of any fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement and any costs, fees and expenses related to obtaining any Rating Agency Confirmation, to the extent amounts on deposit in the Collection Account that are allocated to such Non-Lead Securitization Note are insufficient for reimbursement of such amounts and to the extent that funds from general collections in the Lead Securitization are applied towards the Lead Securitization Note Holder’s allocable share, to be determined in Reverse Sequential Order, of the insufficiency. Each Non-Lead Securitization Note Holder agrees to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its allocable share, to be determined in Reverse Sequential Order, of such Indemnified Items, and to the extent amounts on deposit in the Collection Account that are allocated to a Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the related Non-Lead Securitization Note Holder shall, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for its allocable share, to be determined in Reverse Sequential Order, of the insufficiency, (including, if a Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust).

The master servicer under a non-lead Securitization (each such master servicer, a “Non-Lead Master Servicer”) may be required to make P&I Advances on the related Non-Lead Securitization Note, from time to time, subject to the terms of the related servicing agreement for the related Securitization (each such agreement, a “Non-Lead Securitization Servicing Agreement”) and this Agreement. The Master Servicer or Trustee shall be required to provide written notice to each Non-Lead Master Servicer and each Non-Lead Trustee of any principal and interest Advance it has made with respect to the Lead Securitization Note within two (2) Business Days of making such Advance. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. Each Non-Lead Master Servicer and the special servicer and the trustee under each Non-Lead Securitization Servicing Agreement (each such special servicer and trustee, respectively, a “Non-Lead Special Servicer” and a “Non-Lead Trustee”), as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and the related Non-Lead Master Servicer or the related Non-Lead Trustee shall be required to notify the other of the amount of its P&I Advance within two (2) Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or a Non-Lead Master Servicer, a Non-Lead Special Servicer or a Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Property Protection Advance would be non-recoverable or an outstanding Property Protection Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or the related Non-Lead Master Servicer or the related Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the related Non-Lead Master Servicer, the related Non-Lead Special Servicer or the related Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or the related Non-Lead Master Servicer and the related Non-Lead Trustee, as the case may be, of the other Securitization within two (2) Business Days of making such determination. Each of the Master Servicer, the Trustee, the related Non-Lead Master Servicer and the related Non-Lead Trustee, as applicable, will only be entitled to reimbursement for a P&I Advance and interest on such Advances that becomes non-recoverable first from the Collection Account on a pro rata basis without regard to the subordination of the B Notes, and then, if funds are insufficient, in the case of a Non-Lead Securitization Note, from general collections of the related Securitization

Trust, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement. Notwithstanding the foregoing, with respect to any P&I Advance made pursuant to the Lead Securitization Servicing Agreement or any P&I Advance made pursuant to any Non-Lead Securitization Servicing Agreement, such advances shall be reimbursed on a pro rata and pari passu basis (based on the total outstanding principal balance of the Notes) without regard to the subordination of the B Notes. Notwithstanding the foregoing, if a P&I Advance is made with respect to the Trust Loan pursuant to the terms of the Lead Securitization Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, will be reimbursed (with respect to both the related A Notes and B Notes), pro rata and pari passu with monthly payment advances on the Companion Loans.

(c)               Each Non-Lead Securitization Note Holder agrees that, if the related Non-Lead Securitization Note is included in a Securitization, it shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)                                such Non-Lead Securitization Note Holder shall be responsible for its allocable share, to be determined in Reverse Sequential Order, of any Property Protection Advances (and interest on such Advances) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Property Protection Advances or additional trust fund expenses, (A) the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note Holder’s allocable share, to be determined in Reverse Sequential Order, of any such Nonrecoverable Property Protection Advances (together with interest on such Advances) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Lead Securitization Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s collection account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement for the related Non-Lead Securitization Note Holder’s allocable share, to be determined in Reverse Sequential Order, of any such Nonrecoverable Property Protection Advances (together with interest on such Advances) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)                             each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by each Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its allocable share, to be determined in Reverse Sequential Order, of such Indemnified Items, and to the extent amounts on deposit in the Collection Account that are allocated to such Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the related Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the related Non-Lead Securitization Note’s allocable share, to be determined in Reverse Sequential Order, of the insufficiency out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement;

(iii)                          the related Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer and the Operating Advisor (i) promptly following Securitization of the related Non-Lead Securitization Note, notice of the deposit of such Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the related trustee, the related certificate administrator, the related Non-Lead Master Servicer, the related special servicer and the party designated to exercise the rights of the related “Non-Controlling Note Holder” under this Agreement), accompanied by a copy of the related executed Non-Lead Securitization Servicing Agreement and (ii) notice of any subsequent change in the identity of such Non-Lead Master Servicer or the party designated to exercise the rights of the related “Non-Controlling Note Holder” under this Agreement (together with the relevant contact information);

(iv)                         any matter affecting the servicing and administration of the Mortgage Loan that requires delivery of a Rating Agency Confirmation pursuant to the Lead Securitization Servicing Agreement shall also require delivery of a Rating Agency Confirmation under each Non-Lead Securitization Servicing Agreement; and

(v)                            the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(d)               [Reserved].

(e)               Each Non-Lead Securitization Note Holder shall give each of the parties to the Lead Securitization Servicing Agreement (that will not also be a party to the related Non-Lead Securitization Servicing Agreement) notice of any Non-Lead Securitization in writing (which may be by e-mail) promptly upon closing of such Non-Lead Securitization. Such notice shall contain contact information for each of the parties to the related Non-Lead Securitization Servicing Agreement. In addition, after the related Non-Lead Securitization Date, the related Non-Lead Securitization Note Holder (or a Non-Lead Certificate Administrator designated to do so in the Non-Lead Securitization Servicing Agreement) shall send a copy of the related Non-Lead

Securitization Servicing Agreement to each of the parties to the Lead Securitization Servicing Agreement.

(f)                If a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to the related Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization custodian shall reasonably cooperate with such Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent that such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Lead Securitization custodian, as the case may be, and are not in the possession of the related Non-Lead Asset Representations Reviewer (and such Non-Lead Asset Representations Reviewer has informed such party that it has first requested, and not received, the documents from the master servicer, special servicer, trustee and custodian for the applicable Non-Lead Securitization).

Section 3.                Priority of Payments. The B Notes and the rights of the Note B Holders to receive payments of interest, principal and other amounts with respect to such B Note shall at all times be junior, subject and subordinate to each A Note and the right of the Note A Holders to receive payments of interest, principal and other amounts with respect to each Note A as set forth herein. All amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance Proceeds or Condemnation Proceeds, but excluding Excluded Amounts, shall be applied by the Lead Securitization Note Holder (or its designee) and distributed by the Servicer for payment in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Servicing Agreement):

(a)               first, on a Pro Rata and Pari Passu Basis, to each Note A Holder in an amount equal to the accrued and unpaid interest on the Note Principal Balance for each A Note at the Net Note A Rate;

(b)               second, on a Pro Rata and Pari Passu Basis based on the outstanding principal balances of each A Note, to each Note A Holder in an amount equal to the principal payments received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan, until such Note Principal Balance for each A Note has been reduced to zero;

(c)               third, on a Pro Rata and Pari Passu Basis, to each Note A Holder up to the amount of any unreimbursed costs and expenses paid by such Note A Holder including any Recovered Costs not previously reimbursed to such Note A Holder (or paid or advanced by any Servicer on its behalf and not previously paid or reimbursed) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(d)               fourth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(c) and, as a result of a workout the Note Principal Balance for each

Note A has been reduced, such excess amount shall be paid to the Note A Holder in an amount up to the reduction, if any, of the Note Principal Balance for each A Note as a result of such workout, plus interest on such amount at the related Note A Rate;

(e)               fifth, on a Pro Rata and Pari Passu Basis, any Yield Maintenance Premium, to the extent paid by the Mortgage Loan Borrower, shall be paid to each Note A Holder in an amount up to such Note’s pro rata interest therein as calculated under the Mortgage Loan Agreement;

(f)                sixth, to the Note B Holder in an amount equal to the accrued and unpaid interest on the Note Principal Balance for each B Note at the Net Note B Rate;

(g)               seventh, to the Note B Holder in an amount equal to all remaining principal payments received, if any, with respect to such Monthly Payment Date with respect to the Mortgage Loan, until the Note Principal Balance for each B Note has been reduced to zero;

(h)               eighth, on a Pro Rata and Pari Passu Basis, any Yield Maintenance Premium, to the extent paid by the Mortgage Loan Borrower, shall be paid to each Note B Holder in an amount up to such Note’s pro rata interest therein as calculated under the Mortgage Loan Agreement;

(i)                 ninth, if the proceeds of any foreclosure sale or any liquidation of a Mortgage Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(h) and, as a result of a workout the Note Principal Balance for each Note B has been reduced, such excess amount shall be paid to the Note B Holder in an amount up to the reduction, if any, of the Note Principal Balance for each B Note as a result of such workout, plus interest on such amount at the related Note B Rate;

(j)                 tenth, to the extent assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Servicing Expenses or to compensate a Servicer (in each case provided that such reimbursements or payments relate to the Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to each Note A Holder and each Note B Holder, pro rata, based on their respective Percentage Interests; and

(k)               eleventh, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(j), any remaining amount shall be paid pro rata to each Note A Holder and each Note B Holder in accordance with their respective initial Percentage Interests.

All payments of principal in respect of each Note shall be applied to the corresponding Note Components of such Note in Component Sequential Order, and all payments of interest in respect of each Note shall be applied to the corresponding Note Components of such Note sequentially in respect of their respective interest entitlements, in each case, pursuant to the Componentization Notice.

All expenses and losses relating to the Mortgage Loan and the Mortgaged Property, including without limitation losses of principal and interest, Property Protection Advances, interest on such Advances, Special Servicing Fees, Liquidation Fees and Workout Fees, Appraisal Reduction Amounts and certain other trust expenses, in respect of each Note, shall be allocated to the Notes in Reverse Sequential Order and to the corresponding Note Components in Component Reverse Sequential Order; provided, however, all P&I Advances will be reimbursed pro rata and pari passu among the Notes without regard to the subordination of each B Note as set forth herein. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the Mortgage Loan (and correspondingly any Note) shall be reimbursed to the Notes in Sequential Order and to the corresponding Note Components of such Note in Component Sequential Order after all amounts of interest and principal have otherwise been paid in full on such Note.

Penalty Charges paid in respect of the Mortgage Loan shall be used (i) to the extent set forth in the Lead Securitization Servicing Agreement, (a) to pay the parties to any Securitization for any Advances and any interest accrued thereon, and (b) to pay certain other expenses (including Special Servicing Fees, unpaid Work-out Fees and Liquidation Fees) incurred with respect to the Mortgage Loan and (ii) (a) in the case of the remaining amount of Penalty Charges allocable to any Lead Securitization Note, to pay the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement and (b) in the case of the remaining amount of Penalty Charges allocable to any Non-Lead Securitization Note, to pay, (x) prior to the securitization of the Lead Securitization Note, the related Non-Lead Securitization Note Holder and (y) following the securitization of the Lead Securitization Note, the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement.

Section 4.                Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Lead Securitization Servicing Agreement, and the obligation to act in accordance with the Accepted Servicing Practices, if the Lead Securitization Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate on any Note is reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve, the Sequential Order of payment of the Notes as set forth herein, and all payments to the Note A Holders pursuant to Section 3 shall be made as though such workout did not occur, with the payment terms of each A Note remaining the same as they are on the date hereof, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such workout shall be borne, first, by the Note B Holders, on a Pro Rata and Pari Passu Basis, based on their respective Note Principal Balances (up to their respective Note Principal Balances, together with accrued interest thereon at the Note Rate and any other amounts due to each Note B Holder, as applicable) and then, by the Note A Holders, on a Pro Rata and Pari Passu Basis (up to their respective Note Principal Balances, together with accrued interest thereon at the Note Rate and any other amounts due to each Note A Holder, as applicable).

Section 5.                Administration of the Mortgage Loan. (a) Subject to this Agreement (including but not limited to Section 5(c)) and the Lead Securitization Servicing Agreement and subject to the rights and consent, where required, of the Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and no Non-Lead Securitization Note Holder shall have any voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Securitization Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Securitization Servicing Agreement, each Non-Lead Securitization Note Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) the rights, if any, that such Note Holder has to, (i) call or cause the Lead Securitization Note Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Note Holder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall not have any fiduciary duty to any Non-Lead Securitization Note Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Note Holder from the obligation to make any disbursement of funds as set forth herein or its obligation to follow the Accepted Servicing Practices (in the case of the Master Servicer or the Special Servicer) or any liability for failure to do so).

Upon the Mortgage Loan becoming a Defaulted Mortgage Loan, each Non-Lead Securitization Note Holder hereby acknowledges the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) to sell the Non-Lead Securitization Notes together with the Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell each Non-Lead Securitization Note together with the Lead Securitization Note in the manner set forth in the Lead Securitization Servicing Agreement. Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) shall not be permitted to sell the Mortgage Loan if it becomes a Defaulted Mortgage Loan without the written consent of each Non-Controlling Note Holder (provided that such consent is not required if the Non-Controlling Note Holder is a Borrower Related Party) unless the Special Servicer has delivered to each Non-Controlling Note Holder: (a) at least fifteen (15) Business Days’ prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least ten (10) days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the Mortgaged Property, and any documents in the Mortgage File reasonably requested by such Non-Controlling Note Holder that are material to the price of the Mortgage Loan; and (d) until the sale is completed, and a reasonable period of time (but not less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that such Non-Controlling Note Holder may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Lead Securitization Servicing Agreement, each Non-Controlling Note Holder shall be permitted to bid at any sale of the Mortgage Loan, unless such Person is a Borrower Related Party.

Each Non-Lead Securitization Note Holder hereby appoints the Lead Securitization Note Holder as its agent, and grants to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of the Non-Lead Securitization Notes. Each Non-Lead Securitization Note Holder further agrees that, upon the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall execute and deliver to or at the direction of Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the related original Non-Lead Securitization Note, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell the Non-Lead Securitization Notes, and the obligations of the Non-Lead Securitization Note Holders to execute and deliver instruments or deliver the related Non-Lead Securitization Note upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization is terminated in accordance with its terms.

(b)               The administration of the Mortgage Loan shall be governed by this Agreement and the Lead Securitization Servicing Agreement. The servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Loan (or to the extent otherwise provided in the Lead Securitization Servicing Agreement), by the Special Servicer, in each case pursuant to the Lead Securitization Servicing Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Lead Securitization Servicing Agreement, the Lead Securitization Note Holder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Accepted Servicing Practices, taking into account the interests of each of the Note Holders as a collective whole (taking into account that the B Notes are junior to the A Notes). The Note Holders agree to be bound by the terms of the Lead Securitization Servicing Agreement. All rights and obligations of the Lead Securitization Note Holder described hereunder may be exercised by the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee on behalf of the Lead Securitization Note Holder. The Lead Securitization Servicing Agreement shall not be amended in any manner that may adversely affect any Non-Lead Securitization Note Holder in its capacity as Non-Lead Securitization Note Holder without such Non-Lead Securitization Note Holder’s prior written consent. Each Non-Lead Securitization Note Holder (unless it is a Borrower Related Party) shall be a third-party beneficiary to the Lead Securitization Servicing Agreement with respect to its rights as specifically provided for therein.

(c)               The Controlling Note Holder (or its Controlling Note Holder Representative) shall have, with respect to the Mortgage Loan, all of the rights and powers of the Lead Securitization Subordinate Class Representative under the Lead Securitization Servicing Agreement subject to the terms and conditions of the Lead Securitization Servicing Agreement.

(d)               Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall (i) provide copies of any notice, information and report that it is required to provide to the Lead Securitization Subordinate Class Representative pursuant to the Lead Securitization Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to each Non-Controlling Note Holder or its Non-Controlling Note Holder Representative, within the same time frame it is required to provide to the Lead Securitization Subordinate Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Lead Securitization Subordinate Class Representative under the Lead Securitization Servicing Agreement due to the occurrence of a Control Termination Event or a Consultation Termination Event) and (ii) consult on a non-binding basis with each Non-Controlling Note Holder or its Non-Controlling Note Holder Representative (until the occurrence and continuance of a consultation termination event under the related pooling and servicing agreement) and consider alternative actions recommended by such Non-Controlling Note Holder Representative with respect to any such Major Decisions (provided that if a Non-Controlling Note Holder does not consult, or notify the Special Servicer that it will not consult, to such Major Decisions within ten (10) Business Days, as applicable, such Non-Controlling Note Holder shall be deemed to have consulted to such Major Decisions).

(e)               If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of the pro rata share of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC which includes the Notes (or any portion thereof) or would otherwise violate any REMIC Provisions applicable to a REMIC that holds any Note (or any portion thereof). Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Lead Securitization Servicing Agreement relating to the administration of the Mortgage Loan. All costs and expenses of compliance with this Section 4(e), to the extent that such costs and expenses relate to administration of a REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, shall be borne by each Note Holder with respect to the REMIC containing the Note owned by such Note Holder.

Anything herein or in the Lead Securitization Servicing Agreement to the contrary notwithstanding, in the event that one of the Notes is included in a REMIC and the other is not, such other Note Holder shall not be required to reimburse such Note Holder or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Note Holders be reduced to offset or make-up any such payment or deficit.

Section 6.                Appointment of Controlling Note Holder Representative and Non-Controlling Note Holder Representative. (a) The Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Note Holder Representative”). The Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative in accordance with the terms of the Lead Securitization Servicing Agreement. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Note Holder may, at its option, in each case, act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than a Borrower Related Party), including, without limitation, the Controlling Note Holder, any officer or employee of the Controlling Note Holder, any affiliate of the Controlling Note Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Note Holder). All actions that are permitted to be taken by the Controlling Note Holder under this Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Note Holder. No Servicer, Trustee or Certificate Administrator acting on behalf of the Lead Securitization Note Holder shall be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Note Holder has notified each Servicer, Trustee and Certificate Administrator of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Note Holder, the Controlling Note Holder Representative provides each Servicer, Trustee and Certificate Administrator with written confirmation of its acceptance of such appointment (and such parties will be entitled to rely on such notice), an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The Controlling Note Holder shall promptly deliver such information to each Servicer, Trustee and Certificate Administrator.

(b)               Neither the Controlling Note Holder Representative nor the Controlling Note Holder will have any liability to the other Note Holders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence. The Note Holders agree that the Controlling Note Holder Representative and the Controlling Note Holder (whether acting in place of the Controlling Note Holder Representative when no Controlling Note Holder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Note Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holders, and that the Controlling Note Holder Representative may have special relationships and interests that conflict with the interests of a Note Holder and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Note Holder Representative or the Controlling Note Holder, as the case may be, agree to take no action against the Controlling Note Holder Representative, the Controlling Note Holder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Note Holder Representative nor the Controlling Note Holder will be deemed to have been negligent, or to have acted in bad faith or engaged in willful misfeasance or to have disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder. So long as no Consultation Termination Event (including any such deemed event) is in effect pursuant to the terms of the Lead Securitization Servicing Agreement, the Controlling Note Holder Representative shall be the Lead Securitization Subordinate Class Representative and thereafter there shall be no Controlling Note Holder for so long as the Notes are serviced pursuant to the Lead Securitization Servicing Agreement.

(c)               Each Non-Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (each, a “Non-Controlling Note Holder Representative”). All of the provisions relating to Controlling Note Holder and the Controlling Note Holder Representative set forth in Section 6(a) (except those contained in the last sentence thereof) and Section 6(b) shall apply to each Non-Controlling Note Holder and its Non-Controlling Note Holder Representative mutatis mutandis.

(d)               The Controlling Note Holder shall be entitled to exercise the rights and powers granted to it hereunder and the rights and powers granted to the “controlling class representative” or similar party under, and as defined in, the Lead Securitization Servicing Agreement with respect to the Mortgage Loan. In addition, the Controlling Note Holder shall be entitled to advise (1) the Special Servicer with respect to all matters related to a “Specially Serviced Loan” (as defined in the Lead Securitization Servicing Agreement) and (2) the Special Servicer with respect to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and, except as set forth below (i) the Master Servicer shall not be permitted to implement any Major Decision unless it has obtained the prior consent of the Special Servicer and (ii) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer shall not be permitted to consent to the Master Servicer’s implementing any Major Decision nor will the Special Servicer itself be permitted to implement any Major Decision as to which the Controlling Note Holder has objected in writing within ten (10) Business Days after receipt of the written recommendation and analysis and such additional information requested by the Controlling Note Holder as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment with respect to such Major Decision. The Controlling

Note Holder may also direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Note Holder may deem advisable.

In the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by the Lead Securitization Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Controlling Note Holder, prior to the occurrence and continuance of a Control Termination Event pursuant to the Lead Securitization Agreement, is necessary to protect the interests of the Note Holders (as a collective whole taking into account that the B Notes are junior to the A Notes) and the Special Servicer has made a reasonable effort to contact the Controlling Note Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Note Holder’s response.

No objection contemplated by the preceding paragraphs may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the Lead Securitization Servicing Agreement, this Agreement, the REMIC provisions of the Code or the Master Servicer or Special Servicer’s obligation to act in accordance with the Accepted Servicing Practices or materially expand the scope of responsibilities of any of the Master Servicer or Special Servicer, as applicable.

The Controlling Note Holder shall have no liability to the other Note Holders or any other party for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holders, and that the Controlling Note Holder may have special relationships and interests that conflict with the interests of another Note Holder and, absent willful misconduct, bad faith or gross negligence or breach of this Agreement on the part of the Controlling Note Holder, agree to take no action against the Controlling Note Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Controlling Note Holder shall not be deemed to have been grossly negligent, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

Section 7.                Appointment of Special Servicer. Subject to the terms of the Lead Securitization Servicing Agreement, the Controlling Note Holder (or its Controlling Note Holder Representative) shall have the right at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement Special Servicer in lieu thereof. Any designation by the Controlling Note Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to the other Note Holders, the Master Servicer, the then existing Special Servicer and other parties to the Lead Securitization Servicing Agreement a written notice stating such designation and satisfying the other conditions to such replacement as set forth in the Lead Securitization Servicing Agreement. The Controlling Note Holder and the Non-Controlling Note

Holder acknowledge and agree that any successor special servicer appointed to replace the Special Servicer shall meet the Required Special Servicer Rating for each Rating Agency (or, with respect to any such Rating Agency, a Rating Agency Confirmation is obtained or deemed obtained pursuant to the terms of the Lead Securitization Servicing Agreement or Non-Lead Securitization Servicing Agreement, as applicable). The Controlling Note Holder shall be solely responsible for any expenses incurred in connection with any such replacement without cause. The Controlling Note Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement Special Servicer in accordance with this Section 7. If the Controlling Note Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Securitization Servicing Agreement, then the initial Special Servicer designated in the Lead Securitization Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right of the Controlling Note Holder (or its Controlling Note Holder Representative) to designate a replacement Special Servicer for the Mortgage Loan as aforesaid. If a Servicer Termination Event on the part of the Special Servicer has occurred that affects any Non-Controlling Note Holder, such Non-Controlling Note Holder shall have the right to direct the Trustee (or at any time that the Mortgage Loan is no longer included in a Securitization Trust, the Controlling Note Holder) to terminate the Special Servicer under the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced) solely with respect to the Mortgage Loan pursuant to and in accordance with the terms of the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced). Each Note Holder acknowledges and agrees that any successor special servicer appointed to replace the Special Servicer with respect to the Mortgage Loan that was terminated for cause at a Non-Controlling Note Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such Non-Controlling Note Holder. Each Non-Controlling Note Holder shall be solely responsible for reimbursing the Trustee’s or the Controlling Note Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Lead Securitization’s “collection account” (or equivalent account).

Section 8.                Payment Procedure. (a) The Lead Securitization Note Holder, in accordance with the priorities set forth in Section 3 and subject to the terms of the Lead Securitization Servicing Agreement, will deposit or cause to be deposited all payments allocable to the Notes to the Collection Account pursuant to and in accordance with the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer acting on its behalf) shall (i) deposit such amounts to the applicable account within two (2) Business Days after receipt of properly identified funds by the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower and (ii) remit from the applicable account (A) prior to the Securitization Date, within two (2) Business Days of receipt of properly identified funds (unless otherwise specified pursuant to an interim servicing agreement) and (B) on or after the Securitization Date, (A) with respect to the Lead Securitization Notes, the remittance date under the Lead Securitization Servicing Agreement for the Lead Securitization Notes and (B) with respect to each Non-Lead Securitization Note, (x) prior to a Non-Lead

Securitization, the remittance date under the Lead Securitization Servicing Agreement for the Lead Securitization Notes and (y) on or after a Non-Lead Securitization, the earlier of the remittance date under the Lead Securitization Servicing Agreement and the second (2nd) business day immediately succeeding the “determination date” set forth in the related Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Notes as long as such determination date is no earlier than the sixth (6th) day of the calendar month, all payments received and allocable pursuant to this Agreement and the Lead Securitization Servicing Agreement with respect to the Non-Lead Securitization Notes (net of amounts payable or reimbursable from such account) by wire transfer to accounts maintained by the applicable Note Holder.

(b)               If the Lead Securitization Note Holder determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Lead Securitization Note Holder, a Non-Lead Securitization Note Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, a Lead Securitization Note Holder shall not be required to distribute any portion thereof to the Non-Lead Securitization Note Holders and each Non-Lead Securitization Note Holder will promptly on demand by the Lead Securitization Note Holder repay to the Lead Securitization Note Holder any portion thereof that the Lead Securitization Note Holder shall have theretofore distributed to such Non-Lead Securitization Note Holder, together with interest thereon at such rate, if any, as the Lead Securitization Note Holder shall have been required to pay to any Mortgage Loan Borrower, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)               If, for any reason, the Lead Securitization Note Holder makes any payment to a Non-Lead Securitization Note Holder before the Lead Securitization Note Holder has received the corresponding payment (it being understood that the Lead Securitization Note Holder is under no obligation to do so), and the Lead Securitization Note Holder does not receive the corresponding payment within five (5) Business Days of its payment to the related Non-Lead Securitization Note Holder, the related Non-Lead Securitization Note Holder shall, at the Lead Securitization Note Holder’s request, promptly return that payment to the Lead Securitization Note Holder.

(d)               Each Note Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the applicable Note Holder, subject to this Agreement and the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder shall have the right to offset any amounts due hereunder from a Non-Lead Securitization Note Holder with respect to the Mortgage Loan against any future payments due to such Non-Lead Securitization Note Holder under the Mortgage Loan. Such Non-Lead Securitization Note Holder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Note Holders. Subject to the terms of the Lead Securitization Servicing Agreement governing limitation on the liabilities of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor each Note Holder shall have no liability to any other Note Holder with respect to its Note except with respect to losses actually suffered due to the negligence, willful misconduct or breach of this Agreement on the part of such Note Holder.

The Note Holders acknowledge that, subject to this Agreement and the obligation of the Lead Securitization Note Holder (including any Servicer and the Trustee) to comply with, and except as otherwise required by, the Accepted Servicing Practices, the Lead Securitization Note Holder (including any Servicer and the Trustee) may exercise, or omit to exercise, any rights that the Lead Securitization Note Holder may have under the Lead Securitization Servicing Agreement in a manner that may be adverse to the interests of any Non-Lead Securitization Note Holder and that the Lead Securitization Note Holder (including any Servicer and the Trustee) shall have no liability whatsoever to any Non-Lead Securitization Note Holder in connection with the Lead Securitization Note Holder’s exercise of rights or any omission by the Lead Securitization Note Holder to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Accepted Servicing Practices.

Section 10.            Bankruptcy. Subject to Section 5(c), each Note Holder hereby covenants and agrees that only the Lead Securitization Note Holder has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Lead Securitization Note Holder, and not any of the Non-Lead Securitization Note Holders, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Lead Securitization Note Holder as their agent, and grant to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Non-Lead Securitization Note Holders in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall execute, acknowledge and deliver to the Lead Securitization Note Holder all and every such further deeds, conveyances and instruments as the Lead Securitization Note Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Accepted Servicing Practices.

Section 11.            Representations of the Note Holders. Each Note Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Note Holder’s organizational documents or any law or contractual restriction binding upon such

Note Holder, and that this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Note Holder represents and warrants that it is duly organized, validly existing, in good standing and in possession of all licenses and authorizations necessary to carry on its business. Each Note Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Note Holder, (b) to such Note Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (c) to such Note Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 12.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. No Note Holder shall have any obligation whatsoever to offer to any other Note Holder the opportunity to purchase a participation interest in any future loans originated by such Note Holder or its Affiliates and if any Note Holder chooses to offer to any other Note Holder the opportunity to purchase a participation interest in any future mortgage loans originated by such Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Note Holder chooses, in its sole and absolute discretion. No Note Holder shall have any obligation whatsoever to purchase from any other Note Holder a participation interest in any future loans originated by such Note Holder or its Affiliates.

Section 13.            Other Business Activities of the Note Holders. Each Note Holder acknowledges that the other Note Holders or their Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 14.            Sale of the Notes. (a) Each Note Holder agrees that it will not sell, assign, transfer, pledge, syndicate, participate, hypothecate, contribute, encumber or otherwise dispose (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 14(d)) of a Note (a “Transfer”) except to a Qualified Institutional Lender. Promptly after the Transfer, the non-transferring Note Holders shall be provided with (x) a representation from a transferee or the applicable Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer to a Securitization (and the related pooling and servicing or similar agreement requires the parties thereto to comply with this Agreement) or in accordance with the immediately following sentence) and (y) a copy of the assignment and assumption agreement referred to in Section 15. If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain (x) prior to a Securitization, the consent of each non-transferring Note Holder, in which case such new Note Holder shall be deemed to be a Qualified Institutional Lender pursuant to this Agreement or (y) after a Securitization of such non-transferring Note Holder’s Note, Rating Agency Confirmation. Notwithstanding the foregoing, without the non-transferring Note Holder’s prior consent (which will not be unreasonably withheld), and, if such non-transferring Note Holder’s Note is held in a Securitization Trust, without Rating Agency Confirmation, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The transferring Note Holder agrees that it will pay the expenses of the non-transferring Note Holder (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to the confirmation from the Rating Agencies in connection with any such Transfer. Notwithstanding the foregoing, each Note Holder shall have the right, without the need to obtain the consent of any other Note Holder, the Rating Agencies or any other Person, to Transfer 49% or less (in the aggregate) of its Note or any beneficial interest in its Note. None of the provisions of this Section 14(a) shall apply in the case of (1) a sale of a Non-Controlling Note into a Non-Lead Securitization, (2) a sale of all of the Notes in accordance with the terms and conditions of the Lead Securitization Servicing Agreement or (3) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a Defaulted Mortgage Loan, to a single member limited liability or limited partnership, 100% of the equity interest in which is owned directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust, provided, that for the avoidance of doubt, transfers of any securities backed by a Note held in a Securitization Trust will not be subject to the forgoing requirement and such transfers shall be governed by the terms of the Lead Securitization Servicing Agreement or any related Non-Lead Securitization Servicing Agreement, as applicable

For the purposes of this Agreement, if any Rating Agency shall, in writing, waive, decline or refuse to review or otherwise engage any request for a Rating Agency Confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, such waiver, declination, or refusal shall be deemed to eliminate, for such request only, the condition that such confirmation by such Rating Agency (only) be obtained for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency Confirmation hereunder and the condition for such Rating Agency Confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

(b)               In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and

(iii) the Lead Securitization Note Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Securitization Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

(c)               Notwithstanding any other provision hereof, any Note Holder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit facility to such Note Holder, or has entered into a repurchase agreement with such Note Holder that, in each case, is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 14(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any Person which Controls such Note that is secured by its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without a Rating Agency Confirmation. Upon written notice by the applicable Note Holder to any other Note Holder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), such other Note Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to any other Note Holder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Note Holder; (v) that such other Note Holder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Note Holders and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Securitization Servicing Agreement. Any pledging Note Holder hereby unconditionally and absolutely releases the other Note Holders and any Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. A Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 14(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(d)               Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                                The loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                             The Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)                          Such Note Holder pledges (or sells, transfers or assigns as part of a repurchase facility) its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                         The Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

(v)                            Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 15.            Registration of the Notes and Each Note Holder. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in this Section 15, shall be registered in the Note Register. The Person in whose name a Note Holder is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Note Holder, the Agent shall provide such party with the names and addresses of the other Note Holders. To the extent the Trustee or another party is appointed as Agent hereunder, each Note Holder hereby designates such Person as its agent under this Section 15 solely for purposes of maintaining the Note Register.

In connection with any Transfer of a Note (but excluding any Note Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust or the Transfer is to a transferee in connection with a transfer to a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 14, from and after the date of such assignment. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 14 and this Section 15. Any such purported transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and the other Note Holders against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 16.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 17.            Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)               SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY

SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)               AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 18.            Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder. Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation from each Rating Agency then rating securities backed by a Note; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification or amendment (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement, (ii) entered into pursuant to Section 31 of this Agreement (iii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions of this Agreement or (iv) if and to the extent that it would be deemed given or not required pursuant to the definition of Rating Agency Confirmation in the Lead Securitization Servicing Agreement and/or any Non-Lead Securitization Servicing Agreement, as applicable.

Section 19.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, Certificate Administrator, Master Servicer, Special Servicer, Non-Lead Master Servicer, Non-Lead Special Servicer, Non-Lead Trustee, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 14 and Section 15, each Note Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder.

Section 20.            Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 21.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 22.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 23.            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 24.            Withholding Taxes. (a) If the Lead Securitization Note Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to a Non-Lead Securitization Note Holder with respect to the Mortgage Loan as a result of such Non-Lead Securitization Note Holder constituting a Non-Exempt Person, the Lead Securitization Note Holder, in its capacity as servicer, shall be entitled to do so with respect to such Non-Lead Securitization Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder), provided that the Lead Securitization Note Holder shall furnish such Non-Lead Securitization Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note Holder is subject to tax.

(b)               Each Non-Lead Securitization Note Holder shall and hereby agrees to indemnify the Lead Securitization Note Holder against and hold the Lead Securitization Note Holder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Note Holder to withhold Taxes from payment made to such Non-Lead Securitization Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Lead Securitization Note Holder to the Lead Securitization Note Holder in connection with the obligation of the Lead Securitization Note Holder to withhold Taxes from payments made to Non-Lead Securitization Note Holder, it being expressly understood and agreed that (i) the Lead Securitization Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Non-Lead Securitization Note Holder, upon request of the Lead Securitization Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Note Holder.

(c)               Each Non-Lead Securitization Note Holder represents to the Lead Securitization Note Holder (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Non-Lead Securitization Note Holder shall deliver to the Lead Securitization Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Note Holder substantiating that such Note Holder is not a Non-Exempt Person and that the Lead Securitization Note Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Non-Lead Securitization Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder an Internal Revenue Service Form W-9 and (ii) if a Non-Lead Securitization Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Note Holder shall not be obligated to make any payment hereunder with respect to a Non-Lead Securitization Note or otherwise until the related Non-Lead Securitization Note Holder shall have furnished to the Lead Securitization Note Holder requested forms, certificates, statements or documents.

Section 25.            Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than each Non-Lead Securitization Note) (a) prior to the Lead Securitization will be held by the Initial Agent and (b) on and after the Lead Securitization, will be held by the Lead Securitization Note Holder (in the name of the Trustee and held by a duly appointed custodian therefor in accordance with the Lead Securitization Servicing Agreement), in each case, on behalf of the registered holders of the Notes.

Section 26.            Cooperation in Securitization. (a) Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall use reasonable efforts, at the Lead Securitization Note Holder’s expense, to satisfy, and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the Lead Securitization Note Holder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Lead Securitization or otherwise at any time prior to the Lead Securitization, none of the Non-Lead Securitization Note Holders shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, a Non-Lead Securitization Note Holder or (ii) materially increase a Non-Lead Securitization Note Holders’ obligations or materially decrease any Non-Lead Securitization Note Holders’ rights, remedies or protections. In connection with the Lead Securitization, each Non-Lead Securitization Note Holder agrees to provide for inclusion in any disclosure document relating to the Lead Securitization such information concerning such Non-Lead Securitization Note Holder and the related Non-Lead Securitization Note as the Lead Securitization Note Holder reasonably determines to be necessary or appropriate, and each Non-Lead Securitization Note Holder covenants and agrees that it shall, at the Lead Securitization Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and Lead Securitization Note Holder in connection with the Lead Securitization (including, without limitation, reasonably cooperating with the Lead Securitization Noteholder (without any obligation to make additional representations and warranties) to enable the Lead Securitization Noteholder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and the Lead Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to a Non-Lead Securitization Note Holder and the related Non-Lead Securitization Note in any Securitization document. Each Non-Lead Securitization Note Holder acknowledges that the information provided by it to the Lead Securitization Note Holder may be incorporated into the offering documents for the Lead Securitization. The Lead Securitization Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, each Non-Lead Securitization Note Holder. The Lead Securitization Note Holder will reasonably cooperate with each Non-Lead Securitization Note Holder by providing all information reasonably requested that is in the Lead Securitization Note Holder’s possession in connection with each Non-Lead Securitization Note Holders’ preparation of disclosure materials in connection with a Securitization.

Upon request, the Lead Securitization Note Holder shall deliver to a Non-Lead Securitization Note Holder drafts of the preliminary and final Lead Securitization offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the Lead Securitization Servicing Agreement and provide reasonable opportunity to review and comment on such documents.

Section 27.            Notices. All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid),

(iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

Section 28.            Broker. Each Note Holder represents to each other that no broker was responsible for bringing about this transaction.

Section 29.            Certain Matters Affecting the Agent.

(a)               The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 14 and Section 15;

(b)               The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)               The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)               The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)               The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15; and

(f)                The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

Section 30.            Termination and Resignation of Agent. (a) The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. GS Bank, as Initial Agent, may transfer its rights and obligations to a Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of GS Bank without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Lead Securitization Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement, and any successor master servicer shall be deemed to have been automatically appointed as successor Agent under this Agreement in place thereof without any further notice or other action.

Section 31.            Resizing. Notwithstanding any other provision of this Agreement, for so long as an Initial Note Holder or an affiliate thereof (an “Original Entity”) is the owner of a Non-Lead Securitization Note (the “Owned Note”), such Original Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of the Owned Note to such New Notes; or severing the Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of the Owned Note provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of the Owned Note prior to such amendments, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments, (iii) all A Notes pay pro rata and on a pari passu basis and such New Notes shall be automatically subject to the terms of this Agreement, (iv) the Original Entity holding the New Notes shall notify the Lead Securitization Note Holder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts, and (v) the execution of such amendments and New Notes does not violate the Accepted Servicing Practices. If the Lead Securitization Note Holder so requests, the Original Entity holding the New Notes (and any subsequent holder of such Notes) shall execute a confirmation of the continuing applicability of this Agreement to the New Notes, as so modified. Except for the foregoing reallocation and for modifications pursuant to the Lead Securitization Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holders of the other Notes. In connection with the foregoing (provided the conditions set forth in (i) through (v) above are satisfied, with respect to (i) through (iv), as certified by the Original Entity, on which certification the Master Servicer can rely), the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal. If more than one New Note is created hereunder, for purposes of exercising the rights of a Non-Controlling Note Holder hereunder, the “Non-Controlling Note Holder” of such New Notes shall be as provided in the definition of such term in this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Initial Note Holders and the Initial Agent have caused this Agreement to be duly executed as of the day and year first above written.

GOLDMAN SACHS BANK USA, a New York
State chartered bank, as Initial GS Bank
Note Holder and Initial Agent

By:	/s/ Justin Peterson
Name: Justin Peterson
Title: Authorized Signatory

BWAY 2025-1535: CO-LENDER AGREEMENT

BANK OF AMERICA, NATIONAL
ASSOCIATION as Initial BANA Note
Holder

By:	/s/ Leland F. Bunch, III
Name: Leland F. Bunch, III
Title: Managing Director

BWAY 2025-1535: CO-LENDER AGREEMENT

BANK OF MONTREAL as Initial BMO Note
Holder

By:	/s/ David Schell
Name: David Schell
Title: Managing Director

 BWAY 2025-1535: CO-LENDER AGREEMENT

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:	1535 Broadway LLC, 1535 Broadway Sign LLC
Date of Mortgage Loan:	April 14, 2025
Date of Notes:	April 14, 2025
Original Principal Amount of Mortgage Loan:	$450,000,000
Principal Amount of Mortgage Loan as of the date hereof:	$450,000,000
Location of Mortgaged Property:	Various
Monthly Payment Date	1st day of the calendar month (or, if such Monthly Payment Date is not a business day, the immediately preceding business day)
Maturity Date:	Monthly Payment Date in May 2030

A-1

EXHIBIT B

1.       Initial GS Bank Note Holder:

Goldman Sachs Bank USA

Notice Address:
Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Scott Epperson
Email: scott.epperson@gs.com and gs-refgsecuritization@gs.com with a copy to:

Goldman Sachs Bank USA
200 West Street
New York, New York 10282
Attention: Structured Finance Legal (REFG)
Email: gs-refglegal@gs.com

2.       Initial BANA Note Holder:

Bank of America, National Association
One Bryant Park, NY1-100-11-07
New York, New York 10036
Attention: Director of CMBS Securitization
E-mail: Leland.f.bunch@bofa.com

with a copy to:

Bank of America Legal Department
150 North College Street
Mail Code: NC1-028-28-03
Charlotte, North Carolina 28255
Attention: Paul Kurzeja, Esq., Associate General Counsel
E-mail: paul.kurzeja@bofa.com

with a copy to:

cmbsnotices@bofa.com

B-1

3.       Initial BMO Note Holder:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Michael Birajiclian and David Schell
Email: Michael.Birajiclian@bmo.com and David.Schell@bmo.com

with a copy to:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Legal Department
Email: BMOCMBSNotices@bmo.com

3. Following Securitization of Note A-1-S1, Note A-2-S1, Note A-3-S1, Note B-1, Note B-2 and
Note B-3, with respect to such Notes:

(i)	Depositor:

GS Mortgage Securities Corporation II
200 West Street
New York, New York 10282
Attention: Scott Epperson
Email: scott.epperson@gs.com and gs-refgsecuritization@gs.com with a copy to:

GS Mortgage Securities Corporation II
200 West Street
New York, New York 10282
Attention: Structured Finance Legal (REFG)
Email: gs-refglegal@gs.com
(ii)	Master Servicer: Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street, Suite 700 Overland Park, Kansas 66210 Attention: Executive Vice President – Division Head
B-2

Fax number: 1-888-706-3565
Email: NoticeAdmin@midlandls.com

and with respect to any notice relating to a Rating Agency request:
AskMidland@midlandls.com

and with respect to any notice relating to Investor requests:
AskMidland@midlandls.com

with a copy to:

Eversheds Sutherland (US) LLP
700 Sixth Street NW, 7th Floor
Washington, D.C. 20001
Attention: Lisa Rosen
Facsimile number: (202) 637-3593
Email: LisaRosen@eversheds-sutherland.com

(iii)	Special Servicer:

Rialto Capital Advisors, LLC
Southeast Financial Center
200 S. Biscayne Blvd., Suite 3550
Miami, Florida 33131
Attention: Liat Heller
Fax number: (305) 229-6425
Email: liat.heller@rialtocapital.com

with a copy to:

Rialto Capital Advisors, LLC
Southeast Financial Center
200 S. Biscayne Blvd., Suite 3550
Miami, Florida 33131
Attention: Jeff Krasnoff
Fax number: (305) 229-6425
Email: jeff.krasnoff@rialtocapital.com

with a copy to:

Rialto Capital Advisors, LLC
Southeast Financial Center
200 S. Biscayne Blvd., Suite 3550
Miami, Florida 33131
Attention: Niral Shah
Fax number: (305) 229-6425
Email: niral.shah@rialtocapital.com

B-3

with a copy to:

Rialto Capital Advisors, LLC
Southeast Financial Center
200 S. Biscayne Blvd., Suite 3550
Miami, Florida 33131
Attention: Adam Singer
Fax number: (305) 229-6425
Email: adam.singer@rialtocapital.com

(iv)	Trustee:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS)
BWAY Trust 2025-1535

with a copy to:
CCTCMBSBondAdmin@computershare.com
TrustAdministrationGroup@computershare.com
(v)	Certificate Administrator:

Computershare Trust Company, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) –
                   BWAY Trust 2025-1535
Email: TrustAdministrationGroup@computershare.com and
CCTCMBSBondAdmin@computershare.com
(vi)	Operating Advisor:

Pentalpha Surveillance LLC
501 John James Audubon Parkway, Suite 401
Amherst, New York 14228
Attention: BWAY Trust 2025-1535 Transaction Manager

with a copy sent via email to: notices@pentalphasurveillance.com (with BWAY Trust
2025-1535 in the subject line)
B-4

EXHIBIT C

PERMITTED FUND MANAGERS

1.	AllianceBernstein
2.	Annaly Capital Management
3.	Apollo Real Estate Advisors
4.	Archon Capital, L.P.
5.	AREA Property Partners
6.	Artemis Real Estate Partners
7.	BlackRock, Inc.
8.	Clarion Partners
9.	Colony Northstar, Inc.
10.	DLJ Real Estate Capital Partners
11.	Dune Real Estate Partners
12.	Eightfold Real Estate Capital, L.P.
13.	Five Mile Capital Partners
14.	Fortress Investment Group, LLC
15.	Garrison Investment Group
16.	H/2 Capital Partners LLC
17.	Hudson Advisors
18.	Investcorp International
19.	iStar Financial Inc.
20.	J.P. Morgan Investment Management Inc.
21.	JER Partners
22.	Lend-Lease Real Estate Investments
23.	Libermax Capital LLC
24.	LoanCore Capital
25.	Lone Star Funds
26.	Lowe Enterprises
27.	Normandy Real Estate Partners
28.	Och-Ziff Capital Management Group
29.	Praedium Group
30.	Raith Capital Partners, LLC
31.	Rialto Capital Management, LLC
32.	Rialto Capital Advisors, LLC
33.	Rockpoint Group
34.	Rockwood
35.	RREEF Funds
36.	Square Mile Capital Management
37.	Starwood Financial Trust
38.	The Blackstone Group
39.	The Carlyle Group
40.	Torchlight Investors
41.	Walton Street Capital, L.L.C.
42.	Westbrook Partners
43.	Wheelock Street Capital
C-1

44.	Whitehall Street Real Estate Fund, L.P.

C-2